Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20879, 333-20881, 333-91328 and 333-141669) of Ralcorp Holdings, Inc. of our report dated March 19, 2008 relating to the financial statements of the Post Cereals Business (a wholly-owned component of Kraft Foods Inc.), which is included in the Current Report on Form 8-K of Ralcorp Holdings, Inc. dated August 8, 2008.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
August 4, 2008